Exhibit 10.5

1800 Diagonal Lending LLC

1800 Diagonal Road, Suite 623

Alexandria, VA 22314

January 5, 2024

VIA Email:	b.yankowitz@rocketfuelblockchain.com
p.jensen@rocketfuelblockchain.com

ROCKETFUEL BLOCKCHAIN, INC.

201 Spear Street, Suite 1100

San Francisco, CA 94105

Attn: Bennett J Yankowitz, Chief Financial Officer

Ladies and Gentlemen:

As we discussed with Mr. Kramer of 1800 Diagonal Lending LLC (“1800”) with respect to the settlement of the two (2) Promissory Notes of ROCKETFUEL BLOCKCHAIN, INC. (the “Company”), dated May 11, 2023 and October 30, 2023, respectively (collectively, the “Notes”), in favor of 1800, 1800 hereby agrees to settle the balance of the Notes in full pursuant to the following terms:

1) 1800 agrees to accept $115,599.40 (“Settlement Amount”) in full payment of the Notes which shall be paid to 1800 in ten (10) monthly payments with the initial nine (9) payments each in the amount of $12,000.00; and the final payment in the amount of $7,599.40 The first payment shall be due January 31, 2024 with nine (9) subsequent payments to 1800 Diagonal on the 30th day of each month (29th day of February) thereafter. The Company shall have the right to prepay the balance of the Settlement Amount in full, at any time, with no additional prepayment penalty. All payments shall be made timely and by bank wire transfer.

2) 1800 shall waive the default with respect to the Company’s filing obligations pursuant to the Securities Act of 1934, as amended (the “Act”)(Section 3.7 of each of the Notes); provided, that the payments hereunder are timely received by 1800; and the Company maintains a current status with the OTCMarkets (Pink Current Information). As discussed, 1800 acknowledges that the Company intends to terminate its reporting obligations pursuant to the Act.

3) Upon receipt of the Settlement Amount by 1800 Diagonal, each of the Notes shall be paid in full.

4) In the event of any default of payment obligations set forth herein, this agreement shall be terminated ab initio.

Wire (or ACH) instructions are as follows:

Please include legal name or DBA in memo section identifying the merchant.

[Omitted]

Please confirm the foregoing settlement agreement by return confirmation email to ckramer6@bloomberg.net.

1800 DIAGONAL LENDING LLC

/s/ Curt Kramer
Curt Kramer, President